UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 11, 2015

LANDAUER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9788	06-1218089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Science Road, Glenwood, Illinois	60425
(Address of Principal Executive Offices)	(Zip Code)

(708) 755-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 11, 2015, Landauer, Inc. (the “Company”) issued a Press Release announcing its earnings for its fiscal 2015 second quarter ended March 31, 2015.   A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

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Item 7.01	Regulation FD Disclosure

Beginning May 11, 2015, the Company will make available and distribute to analysts and prospective investors a slide presentation. The presentation materials include information regarding the Company’s operating and growth strategies and financial performance. Pursuant to Regulation FD, the presentation materials are attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01	Other Events

At its meeting on May 14, 2015, the Company’s Board of Directors consented to a vote to declare a regular quarterly cash dividend of $0.275 per share for the third quarter of fiscal 2015. The dividend will be paid on July 2, 2015, to shareholders of record on June 11, 2015.  A copy of the Press Release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

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EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated May 11, 2015
99.2	Investor Slide Presentation
99.3	Press Release dated May 15, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.

May 15, 2015	By:	/s/ Daniel J. Fujii
Daniel J. Fujii
Chief Financial Officer